Registration No. 333-_____
                                                  Filed March 7, 2002


                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                              ______________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                              ______________


                           COASTAL BANCORP, INC.
  ________________________________________________________________________
  (Exact Name of Registrant as specified in its Articles of Incorporation)


             Texas                                76-0428727
   ________________________            _________________________________
   (State of incorporation)            (IRS Employer Identification No.)


                         5718 Westheimer, Suite 600
                            Houston, Texas 77057
     ____________________________________________________________
     (Address of principal executive offices, including zip code)



             2002 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN
             ______________________________________________
                       (Full Title of the Plan)




                                         Copies to:
Catherine N. Wylie, Senior               Jeffrey A. Koeppel, Esq.
 Executive Vice President                D. Max Seltzer, Esq.
 and Chief Financial Officer             Elias, Matz, Tiernan & Herrick L.L.P.
Coastal Bancorp, Inc.                    734 15th Street, N.W.
5718 Westheimer, Suite 600               Washington, D.C.
Houston, Texas  77057                    (202) 347-0300
(713) 435-5000
____________________________________
(Name, address, and telephone number
  of agent for service)

                     CALCULATION OF REGISTRATION FEE


Title of                       Proposed        Proposed
Securities                     Maximum         Maximum         Amount of
to be         Amount to be     Offering Price  Aggregate       Registration
Registered    Registered(1)    Per Share       Offering Price  Fee
==============================================================================

Common Stock,
 par value
 $0.01        25,000 (2)       $31.57 (3)      $789,250 (3)    $72.61

==============================================================================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Coastal Bancorp, Inc. ("Company" or "Registrant") 2002 Non-Employee Director Stock Purchase Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents shares currently reserved for issuance pursuant to the Plan.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales price of the Common Stock of the Company as reported on March 1, 2002 on the Nasdaq Stock Market, Inc.

                        __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.


















                                     2

             INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

    No Plan information is included in this Registration Statement pursuant to the Note Preceding Item I in Part I in Form S-8 and Rule 428 under the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    No Registrant information or employee plan annual information is included in this Registration Statement Pursuant to the Note Preceding Item I in Part I in Form S-8 and Rule 428 under the Securities Act of 1933.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

             (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

             (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-B filed with the Commission on July 15, 1994;

             (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed

                                     3

document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    The Registrant is incorporated under the Texas Business Corporation Act, of which Section 2.02-1 provides as follows:

    2.02-1   POWER TO INDEMNIFY AND TO PURCHASE INDEMNITY INSURANCE; DUTY TO
INDEMNIFY.

    A.  In this article:

        (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

        (2) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

        (3)  "Expenses" include court costs and attorneys' fees.

        (4)  "Official capacity" means

          (a) when used with respect to a director, the office of director in the corporation, and

                                     4

          (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

          (c) in both paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

        (5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

    B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

        (1)  conducted himself in good faith;

        (2)  reasonably believed:

          (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

          (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

        (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

        (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

        (2)  in which the person is found liable to the corporation.

    D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

                                     5

    E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

    F. A determination of indemnification under Section B of this article must be made:

        (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

        (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

        (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

        (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

    G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection
(3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

    H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

    I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

                                     6

    J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

    K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

    L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

    M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

    N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

    O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

    P. A corporation may indemnify and advance expenses to persons who are not or were not

                                     7

officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

    Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

    R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or any other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

    S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

    T. For purposes of this article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes

                                     8

duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

    U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

                              *     *     *

    Article VIII of the Registrant's Articles of Incorporation provides as follows:


                               ARTICLE VIII
     INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    A. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

    B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

    C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him in connection with that proceeding is prohibited by relevant law.

                                     9

    D.  Other Rights and Remedies.  The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) the person is found liable on the basis that personal benefit was improperly received by him; (ii) the person is found liable to the Corporation; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that persons found liable under clauses (i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

    E. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

    F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

    G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Item 7. Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

                                     10

Item 8. Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


    No.      Exhibit
    ---      -------

    5        Opinion of Elias, Matz, Tiernan & Herrick
             L.L.P. as to the legality of the securities

    23.1     Consent of Elias, Matz, Tiernan & Herrick
             L.L.P. (contained in the opinion included as Exhibit 5)

    23.2     Consent of KPMG LLP

    24       Power of attorney for any subsequent
             amendments (located in the signature pages)

    99       2002 Non-Employee Director Stock Purchase Plan




Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered

                                     11

therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.
















                                     12

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas on February 28, 2002.



                         COASTAL BANCORP, INC.


                         By: /s/ Manuel J. Mehos
                             -------------------------------------------------
                             Manuel J. Mehos
                             Chairman of the Board and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Manuel J. Mehos his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.




      Name                           Title                         Date
-------------------         ----------------------------     -----------------


/s/ Manuel J. Mehos         Chairman of the Board and        February 28, 2002
-------------------         Chief Executive Officer
Manuel J. Mehos             (principal executive officer)



/s/ Catherine N. Wylie      Senior Executive Vice            February 28, 2002
----------------------      President, Chief Financial
Catherine N. Wylie          Officer and Treasurer
                            (Principal Financial and
                            Accounting Officer)


                                     13

      Name                           Title                         Date
-------------------         ----------------------------     -----------------


/s/ R. Edwin Alldry         Director                         February 28, 2002
-------------------
R. Edwin Alldry


/s/ D. Fort Flowers, Jr.    Director                         February 28, 2002
------------------------
D. Fort Flowers, Jr.


/s/ Dennis S. Frank         Director                         February 28, 2002
-------------------
Dennis S. Frank


/s/ Paul W. Hobby           Director                         February 28, 2002
-----------------
Paul W. Hobby



/s/ Robert E. Johnson, Jr.  Director                         February 28, 2002
--------------------------
Robert E. Johnson, Jr.


/s/ James C. Niver          Director                         February 28, 2002
------------------
James C. Niver



                                     14